UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2024

Jacobs Solutions Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	88-1121891
(State or other jurisdiction of incorporation or organization)	(SEC File No.)	(IRS Employer identification number)

1999 Bryan Street Suite 3500 Dallas Texas 75201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number (including area code): (214) 583-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $1 par value	J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K supplements and amends Item 5.02 of the Current Report on Form 8-K filed on April 1, 2024 (the “Original Form 8-K”) to disclose information regarding material modifications to a material compensatory plan, contract or arrangement as to which a named executive officer of the registrant participates that were effected pursuant to an agreement entered into subsequent to the filing of the Original Form 8-K. Except as set forth below, the Original 8-K is not being amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 1, 2024, the Company issued a press release announcing Claudia Jaramillo’s departure from the Company and Kevin Berryman’s appointment as the Company’s interim Chief Financial Officer.

On May 6, 2024, the Company and Ms. Jaramillo entered into a separation, waiver and general release agreement (the “Separation Agreement”), pursuant to which Ms. Jaramillo is eligible to receive: (i) the severance benefits under the Company’s Executive Severance Plan for a Qualifying Termination (as defined in the Executive Severance Plan) not in connection with a Change in Control (as defined in the Executive Severance Plan), (ii) continued vesting of the outstanding time-based restricted stock units held by Ms. Jaramillo as of her termination date through November 15, 2027, in accordance with the original vesting schedule as if no termination had occurred, and (iii) a pro rata portion of the performance-based restricted stock units held by Ms. Jaramillo as of her termination date that she would have earned through November 15, 2026, had no termination occurred, based on actual performance, provided that in the case of (ii) and (iii) as such equity awards may be adjusted in connection with the announced separation of the Critical Mission Solutions/Cyber and Intelligence business.

As provided for under the Executive Severance Plan, Ms. Jaramillo’s right to receive the above is subject to the effectiveness of a waiver and general release of claims in favor of the Company. Ms. Jaramillo will also be subject to restrictive covenants as set forth in the Separation Agreement, including those relating to non-competition and non-solicitation.

The description of the terms of the Separation Agreement contained in this Current Report on Form 8-K/A does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached to this Report as Exhibit 10.1 and is incorporated by reference to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

10.1	Separation Agreement, dated as of May 6, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2024

JACOBS SOLUTIONS INC.

By:	/s/ Bob Pragada
Bob Pragada
Chef Executive Officer